EXHIBIT 10






                          Sierra Health Services, Inc.

                    Supplemental Executive Retirement Plan II

Sierra Health Services, Inc.
Supplemental Executive Retirement Plan II
Master Plan Document


                                TABLE OF CONTENTS
                                                                           Page

    Purpose......................................................................................................  1

    ARTICLE 1 Definitions........................................................................................  1

    ARTICLE 2 Eligibility........................................................................................  6

             2.1         Selection for Participation.............................................................  6
             2.2         Enrollment Requirements.................................................................  6
             2.3         Commencement of Participation...........................................................  6

    ARTICLE 3 Vesting; Additional Years of Service...............................................................  7

             3.1         Vesting.................................................................................  7
             3.2         Crediting of Additional Years of Service................................................  7

    ARTICLE 4 Benefits...........................................................................................  7

             4.1         Eligibility for Benefits................................................................  7
             4.2         Reemployment of Participant Who Has Received Benefits...................................  8
             4.3         Alternative Payouts.....................................................................  9
             4.4         Withholding and Payroll Taxes...........................................................  9

    ARTICLE 5 Termination or Amendment of Plan or Agreements...................................................   10

             5.1         Termination...........................................................................   10
             5.2         Amendment..............................................................................  10
             5.3         Termination of Plan Agreement........................................................... 10

    ARTICLE 6 Other Benefits and Agreements...................................................................... 10

    ARTICLE 7 Administration of the Plan......................................................................... 10

             7.1         Plan Administrator Duties............................................................... 10
             7.2         Agents.................................................................................. 11
             7.3         Binding Effect of Decisions............................................................. 11
             7.4         Indemnity of Plan Administrator......................................................... 11
             7.5         Employer Information.................................................................... 11

    ARTICLE 8 Claims Procedures.................................................................................. 11

             8.1         Presentation of Claim................................................................... 11
             8.2         Notification of Decision................................................................ 11
             8.3         Review of a Denied Claim................................................................ 12
             8.4         Decision on Review...................................................................... 12
             8.5         Legal Action............................................................................ 13

    ARTICLE 9 Beneficiary Designation............................................................................ 13

             9.1         Beneficiary............................................................................. 13
             9.2         Beneficiary Designation; Change; Spousal Consent........................................ 13
             9.3         Acknowledgment.......................................................................... 13
             9.4         No Beneficiary Designation.............................................................. 13
             9.5         Doubt as to Beneficiary................................................................. 13
             9.6         Discharge of Obligations................................................................ 14

    ARTICLE 10 Trust............................................................................................. 14

             10.1        Establishment of the Trust.............................................................. 14
             10.2        Interrelationship of the Plan and the Trust............................................. 14

    ARTICLE 11 Miscellaneous..................................................................................... 14

             11.1        Unsecured General Creditor.............................................................. 14
             11.2        Employer's Liability.................................................................... 14
             11.3        Nonassignability........................................................................ 14
             11.4        Not a Contract of Employment............................................................ 15
             11.5        Furnishing Information.................................................................. 15
             11.6        Terms................................................................................... 15
             11.7        Captions................................................................................ 15
             11.8        Governing Law........................................................................... 15
             11.9        Validity................................................................................ 15
             11.10       Notice.................................................................................. 16
             11.11       Successors.............................................................................. 16
             11.12       Spouse's Interest....................................................................... 16
             11.13       Incompetent............................................................................. 16
             11.14       Court Order............................................................................. 16
             11.15       Distribution in the Event of Taxation................................................... 16

Sierra Health Services, Inc.
Supplemental Executive Retirement Plan II
Master Plan Document


                                                         18

                          SIERRA HEALTH SERVICES, INC.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN II

                             Effective March 1, 1998

                                     Purpose

             The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated employees of Sierra Health Services, Inc., a Nevada corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.


                                    ARTICLE 1
                                   Definitions

             For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Assumed Interest Rate" means an interest rate of seven percent (7%) per annum, compounded annually; provided, however, that if the Plan Administrator deems it necessary or appropriate, such Assumed Interest Rate may be adjusted from time to time to an amount that does not exceed the then-current prime interest rate of Bank of America. No Participant shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted Assumed Interest Rate.

1.2          "Beneficiary" means the individual  designated,  in accordance with
             Article 9, that is entitled to receive benefits under this Plan upon the death of a Participant.

1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to designate a Beneficiary.

1.4 "Board" means the board of directors of the Company.

1.5 "Cause" means:

             (i) the Executive's willful and material breach of the Executive's agreement to refrain from competition with Employers;

             (ii) the Executive, while an employee, is convicted of, or pleads guilty or nolo contendere to, a felony;
             (iii) The Executive's commission of a fraud or misappropriation which causes material and demonstrable injury to any Employer; or

             (iv) The Executive commits a willful act of dishonesty, including but not limited to embezzlement, resulting or intended to result, directly or indirectly, in material personal gain or enrichment at the expense of any Employer.

             For purposes of this definition, an act or failure to act on the Executive's part shall be considered "willful" if it was done or omitted to be done by the Executive intentionally and not in good faith, and shall not include any act or failure to act resulting from any incapacity of the Executive.

1.6 "Change in Control" shall mean the earliest transaction or event occurring after the effective date of the Plan in which (i) the Company shall merge or consolidate with any other corporation and shall not be the surviving corporation; (ii) the Company shall transfer all or substantially all of its assets to any other person; or (iii) any person shall have become the beneficial owner of more than 50% of the voting power of outstanding voting securities of the Company.

1.7 "Claimant" shall have the meaning set forth in Section 8.1.

1.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

1.9 "Company" means Sierra Health Services, Inc., a Nevada corporation.

1.10 "Disability" means a period of disability during which a Participant qualifies for benefits under the Participant's Employer's long-term disability plan or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Plan Administrator. If the Participant's Employer does not sponsor such a plan or discontinues to sponsor such a plan, Disability shall be determined by the Plan Administrator in its sole discretion.

1.11 "Early Retirement" means a Participant ceasing to be an employee of all Employers on or after his or her attainment of both age 55 and ten Years of Service for any reason other than a leave of absence, Normal Retirement, death, or Disability.

1.12 "Employer(s)" means the Company and any subsidiaries of the Company that have been selected by the Board and have agreed to participate in the Plan.

1.13 "Employer Contributions" means, with respect to a Participant, the sum of the actual balances, as of a specified date, in (i) the Participant=s account(s) holding allocated and vested employer matching contributions, other employer contributions, and earnings thereon under the Company's Profit-Sharing/401(k) Plan, as it may be amended from time to time, and the Participant's account(s) credited with vested employer matching contributions, Arestoration@ contributions, and other employer contributions, and earnings thereon under the Company's Deferred Compensation Plan, as it may be amended from time to time.

     1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

1.16 "Final Average Compensation" means the average of a Participant's Compensation for the three years in which such Compensation was highest out of the last five calendar years of the Participant's employment(including the annualized Compensation for the calendar year in which the event that entitled the Participant to a distribution of benefits under this Plan occurred), except as provided in Section 4.2. For purposes of the preceding definition, "Compensation" means the amounts earned by a Participant in respect of a given year as salary and bonus within the meaning of Item 402(b)(2)(iii)(A) and (B) of Regulation S-K under the Exchange Act, including amounts of salary and bonus (including the cash value of any non-cash amount) deferred pursuant to Instruction 3 thereto on a mandatory or elective basis; provided, however, that the amount of bonus deemed earned for the calendar year in which the event that entitled the Participant to a distribution of benefits under this Plan occurred shall be not less than the target amount of bonus specified as potentially earnable by the Participant for that year, regardless of the amount of such bonus actually paid. In no event shall severance or other payments following termination constitute ACompensation@ for purposes of the Plan.

1.17 "Normal Retirement" means a Participant ceasing to be an employee of all Employers on or after the attainment of age sixty-five (65) for any reason other than a leave of absence, death, or Disability.

1.18 "Participant" means any employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan by signing a Plan Agreement and a Beneficiary Designation Form, (iii) whose signed Plan Agreement Form and Beneficiary Designation Form are accepted by the Plan Administrator, and (iv) whose Plan Agreement has not terminated. If a Participant has a Termination of Employment and thereafter becomes reemployed by an Employer, he or she must be reselected to participate and again meet the other requirements of this definition in order to accrue benefits under the Plan beyond the Participant's Vested SERP Benefit prior to such reemployment.

1.19 "Plan" means this Supplemental Executive Retirement Plan II of the Company, as amended from time to time. The Plan is a different plan from the Company=s Supplemental Executive Retirement Plan effective July 1, 1997.

1.20 "Plan Administrator" means the plan administrator described in Article 7.

1.21 "Plan Agreement" means a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled under the Plan, and the Plan Agreement bearing the latest date of acceptance by the Plan Administrator shall govern such entitlement.

1.22 "Preretirement Survivor Benefit" means, in the case of a Participant who dies prior to a Termination of Employment and not during a Disability, the Participant's SERP Benefit as of the date of death (which becomes Vested upon death) that is payable to such Participant's Beneficiary, in accordance with Section 4.1(c).

1.23 "Present Value" means the present value at a specified date of a Participant's Vested SERP Benefit calculated using the Assumed Interest Rate (i), in the case of a Participant (or beneficiary) to whom payments have already begun, based on the period over which such SERP Benefit remains payable assuming the payment of the SERP Benefit will continue in quarterly installments, and (ii), in the case of a Participant (or beneficiary) to whom payments have not already begun, based on the payment of such SERP Benefit in quarterly installments for a 15-year period assuming such quarterly installments begin on the later of the first day of the next calendar quarter which begins at least 30 days after such specified date or the first day of the calendar quarter which begins immediately at or after the Participant would have completed ten Years of Service but for the Participant=s Termination of Employment.

     1.24 "Retirement" or "Retires" means, in each instance, Early Retirement or Normal Retirement, as the case may be.

1.25 "SERP Benefit" means an amount payable each year in quarterly installments over a period of 15 years to a Participant and, following the Participant's death, his or her Beneficiary(ies), which amount is equal to the following:

             (i) the product of 0.025 multiplied by the Participant's Final Average Compensation multiplied by his or her Years of Service (not to exceed 20); less

             (ii) the amount, calculated as of the date of the Participant's Termination of Employment, of annual payments that would be payable assuming the Participant's Employer Contributions were to be paid out in quarterly installments at the same dates as the SERP Benefit is to be paid over a period of 15 years, and assuming the earnings on such Employer Contributions (less amounts assumed to be paid out over the 15-year period) continued to accrue at the Assumed Interest Rate; less

     (iii) in the case of Participant who has received payments of his or her SERP Benefit prior to a later Termination of Employment that gives rise to a new calculation of a SERP Benefit, the amount, calculated as of the date of such later Termination of Employment, of annual payments that would be payable assuming the amount equal to the present value of all such prior payments of the Participant=s SERP Benefit (calculated based on the Assumed Interest Rate(s) in effect during the period since such prior payments commenced) to the Participant were to be paid out in quarterly installments at the same dates as the SERP Benefit is to be paid over a period of 15 years, and assuming the earnings on such amount (less amounts assumed to be paid out over the 15-year period) continued to accrue at the Assumed Interest Rate.

1.26 "Termination of Employment" means a Participant ceasing to be an employee of all Employers, voluntarily or involuntarily, for any reason (including due to death or Disability).

1.27 "Trust" means the trust established pursuant to that certain Master Trust Agreement, dated as of May 1, 1996, between the Company and Imperial Trust Company (and any successor trustee), as it may be amended from time to time.

1.28 "Vested" means that portion of a Participant's SERP Benefits under this Plan in which the Participant has a nonforfeitable right and vested interest, as determined in accordance with Article 3 below.

1.29 "Years of Service" at a specified date means the total number of full years during which the Participant has been employed by one or more Employers through such date plus any additional Years of Service credited to such Participant under Section 3.2; provided, however, that a Participant who has ceased to be designated for participation for purposes of further accruals of benefits upon reemployment shall not be credited with additional Years of Service upon such reemployment. For purposes of this definition, a year of "Service" shall be a 365-day period (or 366-day period in the case of a leap year) commencing on the date of hiring and each anniversary thereof (subject to adjustment by the Plan Administrator to reflect leaves of absence or, with respect to employment prior to commencement of participation in the Plan, breaks in service). In the case of a Participant who has suffered a Disability but thereafter returns to service or becomes reemployed by an Employer promptly after the Disability ended, the period(s) of such Disability in the year in which the Disability began and the year in which the Disability ended will be counted as employment solely for purposes of this definition, but any other period (i.e. full years) of Disability shall not count as employment and therefore shall not be treated as Years of Service. In the case of a Participant who has a Termination of Employment for any reason other than death or Disability following a Change in Control, (i) if the Participant was not employed for a full 365- (or 366-) day period that includes the date of the Change in Control, such Participant shall be deemed to have completed a full Year of Service in respect of that period which includes the Change in Control, and (ii), if the Participant qualifies for payment of his or her SERP Benefit under Section 4.1(b) or under Section 4.1(a) within six years after the Change in Control, such Participant shall be credited with an additional Year of Service as of the date immediately prior to his or her Termination of Employment. Except as provided in this definition, no partial year of employment shall be counted as a Year of Service. A Participant's paid leave of absence or unpaid leave of absence for 90 days or less shall constitute employment for purposes of this definition, but a Participant's unpaid leave of absence for more than 90 days shall not constitute employment for purposes of this definition.


                                    ARTICLE 2
                                   Eligibility

2.1 Selection for Participation. Participation in the Plan shall be limited to a select group of management and highly compensated employees of the Employers. An employee from that group shall become Participant only if the employee has been previously nominated by the Plan Administrator and approved for participation by the Compensation Committee of the Board of Directors. The employees initially selected to participate in the Plan are those whose names are set forth on Exhibit A hereto.

2.2 Enrollment Requirements. As a condition to participation, each selected employee shall complete, execute and return to the Plan Administrator a Plan Agreement and a Beneficiary Designation Form. In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Commencement of Participation. Provided an employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Plan Administrator at the times required by the Plan Administrator, that employee shall commence participation in the Plan on the date specified by the Plan Administrator.


                                    ARTICLE 3
                      Vesting; Additional Years of Service

3.1 Vesting. Each Participant shall become Vested in his or her SERP Benefit beginning at the earlier of the time such Participant has five Years of Service, the termination of such Participant's employment with all Employers due to death or upon the occurrence of a Disability or a Change in Control.

3.2 Crediting of Additional Years of Service. Prior to commencement of payment of a Participant's Vested SERP Benefit, a Participant may be credited with additional "deemed" Years of Service, if recommended by the Plan Administrator and approved by the Compensation Committee of the Board of Directors. In no event may the number of such additional "deemed" Years of Service exceed five for any one Participant.

                                    ARTICLE 4
                                    Benefits

4.1 Eligibility for Benefits.

             (a) Benefit Upon Retirement or Disability. If a Participant Retires or suffers a Disability, the Participant shall be entitled to payment of his or her Vested SERP Benefit in quarterly installments to the Participant and, following Participant's death, to his or her Beneficiary(ies), for a period of 15 years. Payment of benefits under this Section 4.1(a) shall commence on the first day of the next calendar quarter that begins at least 30 days after such Retirement or 30 days after the Plan Administrator's receipt of written proof or determination of such Participant's Disability.

             (b) Benefit Upon Termination Following a Change in Control. If a Participant has a Termination of Employment within six years following a Change in Control, other than a Retirement or termination due to death or Disability, he or she shall be paid, as a lump-sum cash payment, the Present Value of his or her Vested SERP Benefit determined as of the date of such Termination of Employment, in full settlement of the Participant=s rights under the Plan. Such lump-sum cash payment shall be made within 15 days after such Termination of Employment.

     (c) Survivors' Benefit. If a Participant dies prior to his or her Termination of Employment and ------------------- not while Participant is receiving benefits under Section 4.1(a) due to a Disability, the Participant's Beneficiary shall be entitled to receive the Participant's Vested SERP Benefit in the form of a Preretirement Survivor Benefit, payable in quarterly installments for a period of 15 years. Payments of benefits under this Section 4.1(c) shall commence on the first day of the next calendar quarter that begins at least 60 days after the Plan Administrator has received written proof of such Participant's death. The foregoing notwithstanding, a Beneficiary then entitled to receive a SERP Benefit may petition the Plan Administrator in writing requesting payment of such SERP Benefit in a lump-sum due to the financial hardship of the Beneficiary or his or her dependents, stating with particularity the reasons giving rise to constituting such hardship. The Plan Administrator may approve or disapprove such request, in its sole discretion. If approved, such Beneficiary shall be paid, as a lump-sum cash payment, the Present Value of such SERP Benefit determined as of the payment date specified by the Plan Administrator, in full settlement of the Beneficiary's rights under the Plan.

     (d) Benefit Upon Other Termination of Employment. If a Participant has a Termination of ------------------------------------------------- Employment
which does not give rise to payment of benefits under Section 4.1(a) or (b) and which is not due to death and is not a termination by the Company for Cause, the Participant shall be entitled to payment of his or her Vested SERP Benefit in quarterly installments to the Participant and, following Participant's death, to his or her Beneficiary(ies), for a period of 15 years. Payment of benefits under this Section 4.1(d) shall commence on the later of the first day of the next calendar quarter that begins at least 90 days after such Termination of Employment or the first day of the next calendar quarter that begins immediately at or after the Participant would have completed ten Years of Service but for the Participant=s Termination of Employment; provided, however, that the Plan Administrator may elect to pay to the Participant (or, following his or her death, to the Participant=s Beneficiary(ies)), as a lump-sum cash payment, the Present Value of such Vested SERP Benefit determined as of the date of Termination of Employment, in full settlement of the Participant=s (and such Beneficiary=s(ies=)) rights under the Plan. Such lump-sum cash payment shall be made on the first day of the next calendar quarter that begins at least 90 days after such Termination of Employment.

             (e) Circumstances in Which No Benefit is Payable. Upon a Participant=s Termination of Employment, the Participant (including his or her Beneficiaries) will forfeit all rights to a SERP Benefit if such SERP Benefit did not become Vested prior to or as a result of such Termination of Employment. In addition, in the event of a Participant=s Termination of Employment by the Company for Cause which both is prior to a Change in Control and does not qualify as a Retirement, the Participant (including his or her Beneficiaries) will forfeit all rights to a SERP Benefit whether or not such SERP Benefit had become Vested.

4.2 Reemployment of Participant Who Has Received Benefits. Other provisions of the Plan notwithstanding, if a Participant who has received payments of his or her SERP Benefit thereafter becomes reemployed by any Employer (i.e., following the end of a Disability or as a result of being rehired), payments of such SERP Benefit will be suspended for so long as the Participant is thereafter employed by any Employer. Upon a subsequent Termination of Employment or Disability, if the Participant did not accrue further benefits under the Plan following such reemployment or if such subsequent Termination of Employment does not give rise to payment of benefits under the Plan, the payment of the Participant's previous Vested SERP Benefit shall resume in accordance with its original terms (for the remaining period such Vested SERP Benefit is payable). Upon a subsequent Termination of Employment or Disability, if the Participant accrued further benefits under the Plan following such reemployment and if such subsequent Termination of Employment or Disability gives rise to benefits under Section 4.1, the Participant's SERP Benefit shall become payable in accordance with Section 4.1; provided, however, that such Participant's Final Average Compensation for purposes of calculating such SERP Benefit shall be the higher of his or her Final Average Compensation at the date of the latest Termination of Employment or the Final Average Compensation as previously calculated in determining his or her previously paid SERP Benefit.

4.3 Alternative Payouts.

             (a) Lump Sum. If a Participant's Vested SERP Benefit under this Plan at the time he or she, or his or her Beneficiary (whether primary or contingent), becomes eligible to receive a distribution under this Plan, when expressed on a Present Value basis as a lump sum, is less than $25,000, the Plan Administrator, in its sole discretion, may pay that benefit in a lump sum at the time that benefit payments would otherwise commence.

     (b) Withdrawal Election. A Participant or his or her Beneficiary, as the case may be, may elect, ------------------- at any time after he or she commences to receive benefits payments under this Plan, to receive those payments in a lump sum, based on the Present Value of his or her remaining Vested SERP Benefits as of a payment date specified by the Plan Administrator less a 10% penalty (as described below) (the net amount shall be referred to as the "Benefit Amount"). No election to partially accelerate benefits shall be allowed. The Participant shall make this election by giving the Plan Administrator advance written notice of the election in a form determined from time to time by the Plan Administrator. The penalty shall be equal to 10% of the Participant's remaining Vested SERP Benefits, determined on a Present Value basis. The Participant shall be paid the Benefit Amount within 60 days after his or her election. Once the Benefit Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future.

4.4 Withholding and Payroll Taxes. The Employers shall withhold from any and all benefits paid under this Article 4 all federal, state and local income, employment and other taxes required to be withheld by the Employers in connection with the benefits hereunder, in amounts to be determined in the sole discretion of the Employers.


                                    ARTICLE 5
               Termination, Amendment or Modification of the Plan

5.1 Termination. Each Employer reserves the right to terminate the Plan at any time with respect to its participating employees by the action of its board of directors. A termination of the Plan shall have the effect of terminating further accruals of Years of Service that would accrue as a result of Participant=s continued employment during periods more than six months after the termination of the Plan. A termination of the Plan shall not otherwise materially adversely affect the Participant=s SERP Benefit or rights under the Plan or, in the case of a Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of termination, the rights of such Beneficiary under the Plan.

5.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to its participating employees and former employees by the actions of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or materially adversely affect a Participant's SERP Benefit or rights under the Plan or, in the case of a Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of termination, the rights of such Beneficiary under the Plan.

5.3 Termination of Plan Agreement. Absent the earlier termination, modification or amendment of the Plan, the Plan Agreement of any Participant shall terminate upon the full payment of the applicable Vested SERP Benefit as provided under Article 4.


                                    ARTICLE 6
                          Other Benefits and Agreements

             The benefits provided for a Participant under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employers. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.


                                    ARTICLE 7
                           Administration of the Plan

7.1          Plan  Administrator  Duties.  This Plan shall be  administered by a
             Plan Administrator which shall consist of the Compensation Committee of the Board or such committee as the Board or the Compensation Committee shall appoint. Members of the Plan
             Administrator may be Participants under this Plan. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.
7.2 Agents. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel, who may be counsel to any Employer, or a compensation consultant, who may be a consultant to any Employer.

7.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

7.4 Indemnity of Plan Administrator. All Employers shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

7.5 Employer Information. To enable the Plan Administrator to perform its functions, each Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of its Participants, the date and circumstances of the retirement, Disability, death or other Termination of Employment of its Participants, and such other pertinent information as the Plan Administrator may reasonably require.


                                    ARTICLE 8
                                Claims Procedures

8.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Plan Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

8.2 Notification of Decision. The Plan Administrator shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

     (i) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

                      (ii) that the Plan Administrator has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

     (1) the specific reason(s) for the denial of the claim, or any part of it;

                              (2)      specific    reference(s)   to   pertinent
                                       provisions of the Plan upon which such denial was based;

                              (3) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

     (4) an explanation of the claim review procedure set forth in Section 8.3 below.

8.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Plan Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Plan Administrator a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

                      (i)     may review pertinent documents;

                      (ii) may submit written comments or other documents;
and/or

                      (iii)   may   request   a   hearing,    which   the   Plan
                              Administrator, in its sole discretion, may grant.

8.4 Decision on Review. The Plan Administrator shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Plan Administrator's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

                      (i)     specific reasons for the decision;

                      (ii)    specific   reference(s)   to  the  pertinent  Plan
                              provisions upon which the decision was based; and

                      (iii) such other matters as the Plan Administrator deems relevant.

     8.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 8 is a mandatory ------------- prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan. Except to the extent otherwise required by law, any dispute or controversy arising under the Plan or in connection with any Plan Agreement shall be settled exclusively by arbitration in Las Vegas, Nevada, in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction.


                                    ARTICLE 9
                             Beneficiary Designation

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Plan Administrator or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Plan Administrator, must be signed by that Participant's spouse and returned to the Plan Administrator. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form filed by the Participant, all Beneficiary designations previously filed by the Participant shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to the Participant's death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's spouse and children shall be the designated Beneficiary.

9.5 Doubt as to Beneficiary. If the Plan Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Plan Administrator shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Plan Administrator's satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Plan Administrator from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.


                                   ARTICLE 10
                                      Trust

10.1 Establishment of the Trust. The Company shall have established and shall maintain the Trust. The Employers shall transfer over to the Trust such assets, if any, as the Employers determine, in their sole discretion.

10.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.


                                   ARTICLE 11
                                  Miscellaneous

11.1 Unsecured General Creditor. Participants and their Beneficiaries successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. Any and all of an Employer's assets shall be, and remain, the general, unpledged, unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

11.2 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

11.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

11.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless otherwise expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

11.5 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Plan Administrator by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deem necessary.

11.6 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

11.7 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.8 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Nevada without regard to its conflict of laws principles.

11.9 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

11.10 Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                              Sierra Health Services, Inc.
                              2724 North Tenaya Way
                              Las Vegas, Nevada 89128
                              Attn.: Office of General Counsel

             Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

             Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

11.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's Beneficiary(ies).

11.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

11.13 Incompetent. If the Plan Administrator determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Plan Administrator may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

11.14 Court Order. The Plan Administrator is authorized to make any payments directed by court order in any action in which the Plan or Plan Administrator has been named as a party.

11.15 Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Plan Administrator for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

     IN WITNESS WHEREOF, Sierra Health Services, Inc. has signed this Plan document on ______________, 1998.





                                                SIERRA HEALTH SERVICES, INC.
                                                         a Nevada corporation


                                                By: ___________________________

                                                Title: ________________________

               SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN II ("Plan")


                                    EXHIBIT A

Name                                                         Date of Hire

Kathleen Marlon                                               12/01/86*

Jonathon Bunker                                               08/01/92*

Michael Montalvo                                              04/12/93

John Nanson, M.D.                                             10/19/87

Christine Petersen, M.D.                                      07/14/97





*The Date of Hire has been adjusted to reflect a break in employment in excess of 90 days.